AMENDMENT
                                TO
                      REGISTRATION RIGHTS AGREEMENT

	THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made as of the 8th day of November, 2000, by and between Cambex Corporation, a Massachusetts corporation (the "Company"), and Thumberland Limited, a British Virgin Islands corporation (the "Purchaser").

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company and the Purchaser entered into a Common Stock Purchase Agreement dated as of July 14, 2000 (the "Purchase Agreement");

WHEREAS, the Company and the Purchaser entered into a Registration Rights Agreement dated as of July 14, 2000 (the "Registration Rights Agreement") in connection with the offer and resale by the Purchaser of (i) certain shares of the Company's Common Stock, $0.10 par value per share ("Common Stock"), to be issued to the Purchaser in accordance with the terms and conditions of the Purchase Agreement and (ii) certain shares of Common Stock to be issued pursuant to exercise of the Warrants; and

WHEREAS, the Company and the Purchaser desire to amend the Registration Rights Agreement and the Company and the Purchaser have executed and delivered this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree to amend the Registration Agreement and hereby agree as follows:

1.	Amendment to Registration Rights Agreement.  The Registration Rights
Agreement is hereby amended by deleting in its entirety the second sentence of the second paragraph of Section 3(a) of the Registration Rights Agreement.

2.	Registration Rights Agreement to Remain in Effect.  Except as
specifically amended by the terms of this Amendment, the Registration Rights Agreement shall remain unmodified and in full force and effect in accordance with its terms.

3.	Defined Terms.  All capitalized terms used but not defined in this
Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

	4.	Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

	5.	Governing Law.  This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

	IN WITNESS WHEREOF, this Amendment to Registration Rights Agreement has been executed as an agreement under seal as of the date first above written by the Company and the Purchaser.

						CAMBEX CORPORATION



						By:/s/ Joseph F. Kruy
                                        (Signature)
                                       Print Name: Joseph F. Kruy
						   Print Title: President


                                    THUMBERLAND LIMITED



                                    By:/s/ Hans Gassner
                                        (Signature)
                             	      Print Name:  Hans Gassner
                                    Print Title: Authorized Signatory